Exhibit 5.1

Crown Electrokinetics Corp.
1110 NE Circle Blvd.
Corvallis, OR 97330
Telephone: (800) 674-3612

Re:	Registration Statement on Form S-8 with respect to 82,725,655 shares of common stock, par value $0.001 per share, of Crown Electrokinetics Corp.

Ladies and Gentlemen:

We have acted as special counsel to Crown Electrokinetics Corp., a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 82,725,655 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), issuable under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) and the Company’s 2016 Equity Incentive Plan (the “2016 Plan” and, together with the 2022 Plan and the 2020 Plan, the “Plans”). The Shares are included in a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 10, 2024. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectuses, other than as expressly stated herein with respect to the issue of the Shares.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients thereof, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the 2022 Plan, the 2020 Plan or the 2016 Plan, as applicable, and assuming in each case that the individual grants or awards under the Plans are duly authorized by all necessary corporate action and duly granted or awarded and  exercised in accordance with the requirements of the law and the 2022 Plan, the 2020 Plan or the 2016 Plan, as applicable (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.
In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.
Our opinions are subject to and limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally, (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or another equitable remedy, (iii) concepts of materiality, reasonableness, good faith and fair dealing, and (iv) the public policy against indemnifications for an indemnified party’s gross negligence or for violations of securities law.

Our opinion is based on facts and laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term “expert” as used in Section 11 of the 1933 Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Pryor Cashman LLP